Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2014, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of NorthStar Realty Finance Corp. on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement of NorthStar Realty Finance Corp. on Form S-8 (File No. 333-182067).

/s/ GRANT THORNTON LLP

New York, New York
July 17, 2014